UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2007 (November 29, 2007)

AMPAL-AMERICAN ISRAEL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New York	0-538	13-0435685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Arlozorov Street Tel Aviv, Israel	62098
(Address of Principal Executive Offices)	(Zip Code)

(866) 447-8636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information relating to the Credit Facility (as defined below) contained in Item 2.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 3, 2007, Ampal-American Israel Corporation (the “Company”) through Merhav Ampal Energy Ltd. (“MAE”), a wholly owned subsidiary of the Company, completed its previously announced purchase from Netherlands Industrial Chemical Enterprises B.V. (“NICE BV”) of a 63.66% controlling interest (on a fully diluted basis) in Gadot Chemical Tankers and Terminals Ltd. ("Gadot") for approximately NIS 348 million, or approximately $90.9 million, pursuant an agreement (the “Purchase Agreement”) between MAE and NICE BV, dated November 20, 2007.

The Company funded the transaction with a combination of available cash and the proceeds of a new credit facility, dated November 29, 2007 (the “Credit Facility”), between MAE and Israel Discount Bank Ltd. (the “Lender”), for approximately NIS 234 million, or approximately $60.7 million. The Credit Facility is divided into two equal loans of approximately NIS 117 million. The first loan is a revolving loan and has no principal payments until maturity in 2019, when a single balloon payment will become due. The second loan also matures in 2019, has no principal payments for the first two (2) years, and shall thereafter be paid in equal installments over the remaining 10 years of the term. Interest on both loans accrues at a floating rate equal to LIBOR plus a percentage spread and is payable on a current basis.

The Credit Facility contains customary affirmative and negative covenants for credit facilities of this type, including (i) the maintenance of certain loan to value ratios, (ii) the maintenance of certain minimum debt to earnings ratios, (iii) that MAE remain a wholly-owned subsidiary of the Company, (iv) the maintenance of minimum levels of shareholders’ equity in the Company and Gadot, (v) that Yosef A. Maiman, Chairman, President and CEO of the Company, beneficially own, directly or indirectly, not less than 40% of the equity of the Company, and (vi) limitations on certain distributions and dividends to stockholders by the Company under certain circumstances.

The Credit Facility provides for customary events of default with corresponding grace periods, including, among others, failure to pay any principal or interest when due, failure to comply with covenants, any material representation or warranty made by the Company proving to be false in any material respect, certain bankruptcy, insolvency or receivership events affecting the Company or its subsidiaries, defaults relating to certain other indebtedness, imposition of certain judgments and a change in control of the Company, MAE or Gadot.

The Company has guaranteed all the obligations of MAE under the Credit Facility. The Company’s interest in Gadot has also been pledged to the Lender as a security for the Credit Facility.

Gadot and its group of companies form Israel's leading chemical distribution organization. Gadot ships, stores, and distributes liquid chemicals, oils, and a large variety of materials to the local industry. Gadot shares are traded on the Tel Aviv Stock Exchange.

The foregoing descriptions of the Purchase Agreement and the Credit Facility do not purport to be complete and are qualified in their entirety by reference to the full text of the transaction documents, which the Company intends to file as exhibits to its next annual report on Form 10-K.

A copy of the Company’s press release announcing the closing of this transaction is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-

Balance Sheet Arrangement of a Registrant.

The information relating to the Credit Facility contained in Item 2.01 in this Current Report on Form 8-K is hereby incorporated by reference.

Item 8.01	Other Events.

On November 29, 2007, the Company and Israel Infrastructure Fund ("IIF"), leading a group of institutional investors (the “Investors”), closed the previously announced joint venture (the “Joint Venture”) to invest in East Mediterranean Gas. Co. (S.A.E.), an Egyptian corporation ("EMG"). The Company and the Investors each hold a 50% interest in the Joint Venture.

The Joint Venture is a newly formed Israeli limited partnership, "Merhav Ampal Energy Holdings, LP", the general partner of which is an Israeli company owned equally by MAE and IIF, a private equity fund specializing in investment opportunities in infrastructure projects.

EMG is an Egyptian joint stock company that has been given the right to export natural gas from Egypt to Israel and other locations in the East Mediterranean basin including via an underwater pipeline. The pipeline, which EMG expects to be completed during the first quarter of 2008, will run from El-Arish, Egypt to Ashkelon, Israel.

At closing, the Joint Venture purchased a 4.3% interest in EMG from Merhav (m.n.f) Ltd. ("Merhav") for a purchase price of approximately $95,355,000, using funds provided by the Investors. In addition to the Joint Venture's purchase from Merhav, the Company contributed into the Joint Venture, at closing, an additional 4.3% interest in EMG already held by the Company. The Joint Venture now holds a total of 8.6% of the outstanding shares of EMG. The Company's contribution was valued at the same price per EMG share as the Joint Venture's Purchase. This amount is equivalent to the purchase price (on a per share basis) paid by the Company for its December 2006 purchase of EMG shares from Merhav.

After closing, the Company's beneficial interest in EMG remains 12.5% of the outstanding shares of EMG, with 8.2% held directly and 4.3% held through the Joint Venture.

Yosef A. Maiman, the Chairman, President and CEO of the Company and a member of the controlling shareholder group of the Company, is the sole owner of Merhav. After this transaction, Merhav continues to hold 8.2% of EMG.

A copy of the Company’s press release announcing the closing of this transaction is attached hereto as Exhibit 99.2 and is incorporated in this report by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements.

●

The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report. The Company intends to file these financial statements by an amendment within the time period permitted by Item 9.01(a).

(b)	Pro Forma Financial Information.

●

Pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Current Report. The Company intends to file this pro forma financial information by an amendment within the time period permitted by Item 9.01(b).

(d)	Exhibits:

EXHIBIT	DESCRIPTION

99.1	Press release of Ampal-American Israel Corporation, dated December 3, 2007.

99.2	Press release of Ampal-American Israel Corporation, dated November 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: December 5, 2007	By:	/s/Yoram Firon
		Name:	Yoram Firon
		Title:	Vice President – Investments and Corporate Affairs

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press release of Ampal-American Israel Corporation, dated December 3, 2007.

99.2	Press release of Ampal-American Israel Corporation, dated November 30, 2007.